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                                                                  Exhibit 10.24

                              MONTH-TO-MONTH LEASE
                             ----------------------

         LANDLORD:  ZORO LLC, a California limited liability company

         TENANT:    Silicon Valley Internet Partners, a California corporation

         PREMISES:  Suite(s) 5226A-5232B shown on Exhibit A attached hereto.

1.       PARTIES.

         This Lease is entered into the 5 June, 1997, by and between Landlord and Tenant.

2.       DESCRIPTION OF PREMISES.

         Landlord agrees to rent to Tenant and Tenant hereby hires from Landlord the Premises located in the building owned by Landlord at 699 Eighth Street, San Francisco, California (the "Building"). Notwithstanding anything in the foregoing to the contrary, Landlord shall have the right at any time, upon thirty (30) days prior notice, to physically relocate Tenant to other vacant space in the Building of comparable size, and upon such relocation the substitute premises shall be deemed the Premises under this Lease. Landlord shall pay for Tenant's reasonable relocation expenses in connection with any such relocation.

3.       RENT

         Tenant will pay to Landlord $6,600.00 in rent, per month, in advance, on the first day of each month, without prior demand and without any deduction or offset. Rent is payable by check, by personal delivery or mail, at the office of the Building Upon execution hereof by Tenant, and notwithstanding the foregoing. Tenant shall prepay rent in the amount of $13,200.00 for two (2) full calendar months of the term of this Lease. The parties agree that any other amount due from Tenant to Landlord hereunder shall be deemed to be additional rent. Tenant agrees to pay a late charge of six percent (6%) of the unpaid amount if the rent is not received by the tenth (10th) day of the month. This late charge does not establish a grace period. The Landlord shall credit Tenant $5,100.00 in the form of free rent, during the first month following the commencement of lease.

         In the event the Tenant defaults under this Lease, Landlord may exercise any remedy available under California Law.

4.       TERM.

         The term of this Lease will commence on 6/16/97, and continue on a calendar month-to-month basis. Either party may terminate this Lease on thirty
(30) days' prior written notice. Rent shall be prorated for the month of August 1997.

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5.       SECURITY DEPOSIT.

         Tenant has deposited with Landlord the sum of $6,600.00 as a security deposit (the "Deposit") for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, Landlord may use all or any part of the Deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Upon demand by Landlord, Tenant shall replenish any sums used by landlord from the Deposit so that at all times the full amount of the Deposit shall be held by Landlord. At the expiration of the term of the Lease, and provided there exists no default by Tenant hereunder, the Deposit or any balance thereof shall be returned to tenant. No interest is payable on the Deposit.

6.       CONDITION OF PREMISES.

         Tenant accepts the Premises in its "AS-IS" condition and will maintain the Premises in a proper and safe condition, and will comply with all state and local laws, ordinances, and regulations concerning the condition and use of the Premises. Landlord has no obligation, and has made no commitment or representation, to improve, repair, alter or build-out any part of the Premises.

7.       TENANT AGREEMENT TO MAINTAIN PREMISES AS CONSIDERATION FOR RENTAL.

         Tenant agrees that, as part of the consideration paid for the use and occupancy of the Premises, Tenant will, at Tenant's cost, perform all work necessary to maintain the interior of the Premises; Tenant waives all rights to make repairs at the expense of Landlord as may be provided by any law, statute or ordinance now or hereafter in effect, including, without limitation, the provisions of California Civil Code Sections 1941 and 1942, and any similar, successor or related provision of law.

8.       ASSIGNMENT AND SUBLETTING.

         Tenant shall not assign its interest under the Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute discretion. Any assignment or subletting without the prior consent of Landlord shall be void and of no binding effect on Landlord.

9.       INDEMNITY AND INSURANCE.

         9.1 INDEMNITY. Except for the gross negligence or willful misconduct of Landlord, its agents, contractors, and employees, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of or caused by Tenant's use or occupancy of the Premises, or arising out of or caused by the conduct of Tenant's business or arising out of or caused by any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere. Tenant shall defend Landlord (and shall indemnify and hold Landlord harmless from and against all reasonable costs

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such as attorney's fees and related expenses incurred in such defense) against any claim, action or proceeding which alleges the sole negligence or sole willful misconduct of the Tenant, or the negligence or willful misconduct of Landlord and Tenant. Landlord shall retain the right to reject defense counsel appointed by Tenant or its agents, and to appoint other counsel at Landlord's sole cost and expense, if Landlord believes that such counsel as appointed by Tenant or its agents will not adequately represent Landlord's interest in the case.

         9.2 EXEMPTION OF LANDLORD FROM LIABILITY. Except for the gross negligence or willful misconduct of Landlord, its agents, contractors, and employees, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant, as a material part of the consideration to Landlord, hereby acknowledges that there is a risk of harm to Tenant's property and injury to persons in, upon or about the Premises arising from any cause or event and Tenant agrees to assume all such risks of harm and Tenant hereby waives all claims in respect thereof against Landlord. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable to injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, or whether said damages or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damages or injury or the means of repairing the same is inaccessible to the Tenant. Landlord shall not be liable for any damages arising from any act or negligence of any other tenant, occupant or user of the Building, nor from the failure of Landlord to enforce the provisions of any other lease of the Building.

         9.3 INSURANCE. Tenant shall carry and maintain in force throughout the term of this Lease the insurance referred to in Exhibit B attached hereto, the terms of which are incorporated in this Lease as if fully set forth herein.

         9.4 WAIVER OF SUBROGATION. Each of Landlord and Tenant hereby releases one another, and waives its entire respective rights of recovery against the other for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or policies carried by the waiving party, whether or not such damage or loss may be attributable to the negligence of either party or its agents, invitees, contractors or employees. Each insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer's right of subrogation to the extent necessary.

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10.      UTILITIES.

         Landlord agrees to provide (i) electricity for lighting and the operation of normal office machines, (ii) lighting replacements for Building standard lighting, (iii) conditioned air to the extent reasonably required for the comfortable occupancy thereof by Tenant at such times as Landlord in its sole discretion deems reasonably necessary, (iv) elevator service during normal business hours, (v) rest rooms and supplies therefor, (vi) potable water for the rest rooms and for any approved kitchen areas located in the Premises, and (vii) janitorial services as determined by the landlord.

11.      LANDLORD MAINTENANCE AND REPAIR.

         Landlord will maintain and operate the common areas of the Building in reasonably good order and condition.

12.      TAXES.

         Tenant is responsible for, and shall pay prior to delinquency, any and all taxes and assessments that are levied or assessed against Tenant's improvements, fixtures, furnishings and other personal property installed in the Premises.

13.      TENANT ALTERATIONS.

         Tenant shall not make any alterations, improvements or modifications to the Premises without first obtaining Landlord's written consent. Tenant will keep the Premises free and clear of all liens arising out of any work performed or materials furnished to the Premises. If Tenant fails to discharge any lien, Landlord may do so and the cost thereof will be owed to Landlord as additional rent.

14.      USE OF PREMISES.

         The Premises shall be used and occupied by Tenant for general office, software development and testing and showroom use only, and for no other purpose. Tenant shall not use the Premises for any unlawful purpose, violate any law or ordinance, or commit waste or nuisance on the Premises. Tenant may not disturb, annoy, endanger, or interfere with neighboring tenants.

15.      LANDLORD'S ENTRY OF PREMISES.

         Tenant will make the Premises available during normal business hours at times reasonably requested by Landlord for entry by Landlord or its agents.

16.      RULES AND REGULATIONS.

         Tenant and its employees, guests and invitees shall comply with all rules and regulations established by Landlord from time to time for the Building. The existing Rules and Regulations are attached to this Lease as Exhibit C and are incorporated herein as if fully set forth herein.

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17.      ATTORNEY'S FEES.

         In any legal action brought by either party to enforce the terms of this Lease, the prevailing party is entitled to all costs incurred in connection with such an action, including reasonable attorneys' fees.
California law shall be applied in any such action.

18.      TIME OF THE ESSENCE.

         Time is of the essence of each provision of this Lease.

19.      ENTIRE AGREEMENT: MODIFICATION.

         This Lease contains all the agreements of the parties and cannot be amended or modified except by written agreement.

20.      SERVICE OF NOTICES.

         Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service on business days evidenced by a signed receipt or sent by Federal Express or other national overnight carrier service that provides evidence or proof of delivery, or by registered or certified mail, return receipt requested, addressed to Tenant or to Landlord, as the case may be, at the address hereinbelow provided, which notice shall be effective upon proof of delivery. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by (a) attaching the same on any business day on the main entrance of the Premises, and (b) mailing a copy thereof to Tenant on the same day by registered or certified mail, return receipt requested or by Federal Express or other national overnight carrier service that provides evidence or proof of delivery, and such service shall be effective (as of the date of posting of the same at the Premises as hereinabove provided) for all purposes under this Lease.

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         IN WITNESS WHEREOF, this Lease is executed the day and year first above written.

LANDLORD:                                     TENANT:

ZORO LLC,                                     Silicon Valley Internet Partners,
a California limited liability company        a California corporation

By: _____________________                     By: /s/ Robert Gett
        Martin Zankel                             Mr. Bob Gett
Its: Managing Partner                         Its: President

Address: 699 Eighth Street                    Address: 950 Tower Lane Suite 300
         San Francisco, CA 94103                       Foster City, CA 94404
Telephone: (415) 487-4000                     Telephone: 415-524-1790
Fax: (415) 487-4056                           Fax: 415-524-1767

                                        6

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                                    EXHIBIT A

                                    PREMISES
                                    --------

                                 [CHART OMITTED]




                                       A-1


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                                    EXHIBIT B
                                    ---------

         1. INSURANCE. Tenant, at its sole expense, shall procure and maintain during the Term:

                  i. broad form commercial general liability insurance, including contractual liability (specifically covering this Lease), fire, legal liability and premises operations coverages, bodily injury coverage (which includes personal injury coverage), and property damage liability coverage insuring against any and all liability of Tenant, its agents and its employees with respect to the Premises or arising out of the maintenance, use, or occupancy thereof, said liability insurance to have combined limits in the aggregate for bodily injury and property damage of not less than $1,000,000 per occurrence;

                  ii. fire and extended coverage insurance on all improvements to the Premises and all contents therein in an amount not less than one hundred percent (100%) of the replacement cost thereof. Said insurance shall include a loss payable clause for the benefit of Tenant.

                  iii. The general liability insurance shall insure the performance by Tenant of the indemnity agreement contained in the Lease with respect to liability for injury to death of persons and injury to or damage to property. Landlord shall be named as an additional insured on all such policies. The policy or policies evidencing such insurance shall provide that same may not be canceled or amended without thirty (30) days prior written notice to Landlord, and shall be issued by an insurance company licensed to do business in California and having a Best's Financial Rating of at least Class X and a Best's Policyholder Rating of at least Class A. Prior to Tenant's occupancy of the Premises, Tenant shall furnish to Landlord a certificate of insurance evidencing the existence of all insurance required to be maintained by Tenant pursuant to this Lease. Tenant will not permit the Premises to be used for any purpose which would render the insurance thereon or on the Building void or the insurance risk more hazardous or increase the premium rate therefore.




                                       B-1


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                                    EXHIBIT C

                              RULES AND REGULATIONS
                              ---------------------

         1. COMMON AREAS. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any agent, employee, contractor, invites or licensee of Tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building.

         2. SIGNS. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

         3. PROHIBITED USES. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens Underwritters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not place any load on the floors of the Building exceeding fifty (50) pounds per square foot, live or dead load. Tenant shall not use electricity for lighting, machines or equipment in excess of four (4) watts per square foot.

         4. JANITORIAL SERVICE. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property in the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

                                       C-1

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         5. KEYS. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock without prior written consent from Landlord, or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.

         6. MOVING PROCEDURES. Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during nonbusiness hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

         7. NO NUISANCES. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

         8. CHANGE OF ADDRESS. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change to change the name or street address of the Building or the room or suite number of the Premises.

         9. BUSINESS HOURS. Landlord establishes the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, except union holidays and legal holidays, as reasonable and usual business hours for the purposes of this Lease. If Tenant requests electricity or heat or air conditioning or any other services during any other hours or on any other days, and if Landlord is able to provide the same, Tenant shall pay Landlord such charge as Landlord shall establish from time to time for providing such services during such hours. Any such charges which Tenant is obligated to pay shall be deemed to be additional rent under this Lease.

                                       C-2

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         10. ACCESS TO BUILDING. Landlord reserves the right to exclude from the
Building during the evening, night and early morning hours beginning at 6:00 p.m. and ending at 8:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

         11. BUILDING DIRECTORY. The directory of the Building will be provided for the display of the name and location of Tenant and a reasonable number of the principal officers and employees of Tenant at the expense of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

         12. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building's air conditioning systems.

         13. FOOD AND BEVERAGES. Tenant shall not obtain for use in the Premises vending machines or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.

         14. PROCEDURES WHEN LEAVING. Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard. Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

         15. BATHROOMS. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.

                                       C-3

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         16. PROHIBITED ACTIVITIES. Except with the prior written consent of
Landlord. Tenant shall not sell at retail newspapers, magazines, periodicals, theater or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in this Lease.

         17. NO ANTENNA. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

         18. VEHICLES. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

         19. TRASH REMOVAL. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the city or county in which the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal.

         20. NO SOLICITING. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         21. NO OVERNIGHT USE. The premises shall not be used for any lodging or overnight occupancy.

         22. USES RESERVED BY LANDLORD. By its execution of the Lease to which these Rules and Regulations are attached, Tenant acknowledges that portions of the Building may be used by the Landlord or its licensees for large scale exhibitions and special events, including conventions, trade shows, social and political gatherings and parties, and such that events may generate noise, including music, amplified sound and revelry, during and after the regular business hours of the Building. Tenant agrees that the use of the Building for such purposes by Landlord and its licensees shall not constitute a constructive eviction or breach of any covenant of quiet enjoyment or entitle Tenant to any abatement of rent.

         23. SERVICES. The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         24. WAIVER. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         25. SUPPLEMENTAL TO LEASE. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease.

         26. AMENDMENTS AND ADDITIONS. Landlord reserves the right to make such other rules and regulations, and to amend or repeal these Rules and Regulations, as in Landlord's judgment may from time to time be desirable for the safety, care and cleanliness of the Building and for the preservation of good order therein.






                                       C-5